SCHEDULE 14C INFORMATION
                                 (Rule 14c-101)

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant

|X|   Filed by a party other than the Registrant

|_|   Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             PRELUDE VENTURES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction: (5) Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

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                              INFORMATION STATEMENT
                                 TO STOCKHOLDERS
                                       OF
                             PRELUDE VENTURES, INC.
                         1400 N. Gannon Drive, 2nd Floor
                            Hoffman Estates, IL 60194
              ----------------------------------------------------

             THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
                     THE BOARD OF DIRECTORS OF THE COMPANY.
                        WE ARE NOT ASKING YOU FOR A PROXY
                              AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

      This Information Statement is furnished to holders of shares of common stock, $.0001 par value (the "Common Stock"), of Prelude Ventures Inc. (the "Company") to notify such stockholders that on or about November 19, 2003 the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 51 % of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company's name will change to "American Capital Alliance, Inc." (the "Stockholder Matter").

      This Information Statement describing the approval of the Stockholder Matter is first being mailed or furnished to the Company's stockholders on or about February 12, 2004, and such matters shall not become effective until at least 10 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

      The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company's voting stock.

                             ADDITIONAL INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").


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

The following documents as filed with the Commission by the Company are incorporated herein by reference: (1) Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 (2) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003; (3) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003; (4) Annual Report on Form 10-KSB, as amended for the year ended December 31, 2002; and (5) Form 8-K's dated April 15, 2003, August 13, 2003 and November 16, 2003.

                          OUTSTANDING VOTING SECURITIES

      As of February 9, 2004 (the "Record Date"), out of the 100,000,000 shares of Common Stock authorized there were 22,843,000 shares of Common Stock issued and outstanding, and out of the 10,000,000 shares of preferred stock authorized there were no shares of the preferred stock outstanding.

      Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company's stockholders. Each share of Common Stock was entitled to one (1) vote.

      The Company's Board of Directors approved this action on November 18, 2003 and recommended that the Articles of Incorporation be amended in order to effectuate the name change.

      The proposed Amendment to the Articles of Incorporation to amend the name of the Corporation to "American Capital Alliance, Inc." was filed with the Nevada Secretary of State and was effective on November 19, 2003. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

      The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this
Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.


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

      The Board of Directors of the Company has determined that all Shareholders MUST return their certificates to have them re-issued by the Transfer Agent. Along with this Information Statement, the Transfer Agent will send a Letter of Transmittal for each shareholder to return the shares with the previous name of the Company in order to have new certificates issued.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth information as of February 9, 2004, with respect to the beneficial ownership of the 22,843,000 outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

                                                   Amount and
                                                    Nature of       Percentage
 Nature and Address                                Beneficial         (%) of
 of Beneficial Owner (1)                          Ownership (2)        Class
-------------------------                         -------------        -----

Jesse Fuller (3)                                    3,375,000          14.2%
Lawrence J. Griffin (3)                             1,125,000           4.7
Christopher A. Hanson (3)                                   0             *
Virginia Gefgert                                    1,350,000           5.6
Al Gudice (3)                                       1,125,000           4.7
Richard Stefiel (3)                                   400,000             *
Donald Mago (3)                                     1,125,000           4.7
Frank Mago (3)                                      1,125,000           4.7
Al Cilella (3)                                        375,000             *
New Century Capital                                 1,250,000           5.2
  Consultants, Inc.
  One Great Neck Road,
  Great Neck, NY 10021

Directors and Officer                              10,000,000          41.9%
  as a Group (9 persons)

----------
*     Indicates ownership is less than 5% of the issued and outstanding shares.
(1) Unless otherwise indicated, the address of each beneficial owner is c/o Prelude Ventures, Inc., 1400 N. Gannon Drive, 2nd Floor, Hoffman Estates, IL 60194.
(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K of the Securities Act of 1933 and Rule 13(d)-3 of the Securities Exchange Act, and based upon 28,718,302 shares of Common Stock outstanding.
(3)   Officer and/or Director of the Company


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

DESCRIPTION OF THE STOCKHOLDER MATTER

Approval of the Certificate of Amendment to the Company's Certificate of

Incorporation and related actions.

      The Board of Directors (the "Board") by unanimous written consent dated as of November 18, 2003, and certain stockholders (the "Majority Stockholders") owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of November 18, 2003, approved and adopted resolutions to amend the Company's Certificate of Incorporation. The Certificate of Amendment to the Company's Certificate of Incorporation, already filed with the Secretary of State of the State of Nevada changed the Company's name to "American Capital Alliance, Inc.", and will not be effective earlier than 20 days after the mailing of this Information Statement. The Company recently entered into the transaction recently disclosed in the 8-K filing of November 16, 2003, to wit, the Stock Purchase Agreement with Alliance Petroleum Products Company, and a Rider to Agreement and Plan of Merger, along with the Agreement to purchase an option to purchase the assets and certain liabilities of Tri-State Stores, Inc. ("Tri-State"), GMG Partners LLC, ("GMG") and SASCO Springfield Auto Supply Company, ("SASCO") (Tri-State, GMG and SASCO are collectively referred to herein as "Tri States Stores), and the Agreement with the shareholders of Motor Parts Warehouse, Inc. ("MPW"), of St. Louis, Missouri, for the option to purchase all of the outstanding shares of MPW (collectively, the "Marketing Business).

      Finally, the Company has cancelled the Agreement to acquire an aggregate of 10,000,000 shares of common stock, being all of the issued and outstanding shares of Pascal Energy, Inc. from that company and its shareholders due to the inability to complete a comprehensive due diligence and difficulties in completing an audit of the financials of Pascal Energy. The shares of common stock, previously issued in anticipation of the completion of the transaction has been returned to the treasury of the Registrant and cancelled, leaving approximately 22,843,000 shares issued and outstanding as of February 9, 2004.

      The Company's Marketing Business intends to market certain products under the Tri-States Stores banner and private label automotive products manufactured by Alliance for Tri State Stores, and other sellers. The Company believes that its new name is more reflective of the Company's current business strategy and will facilitate a better understanding by the Company's customers and shareholders of the nature of the Company's new business.

Procedure for the Approval of the Certificate of Amendment to the Company's Certificate of Incorporation

      The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this
Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained

      The Board, by its unanimous written consent (the "Board Consent"), adopted resolutions approving the Certificate of Amendment to the Company's Certificate of Incorporation to amend the name of the Corporation to "American Capital Alliance, Inc." On the Record Date, the only issued and outstanding shares of the Company's capital stock entitled to vote on the proposed amendment were 28,30,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), of which the Majority Stockholders held in excess of 51% of the total stock entitled to vote on the proposed amendment. On November 18, 2003, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company's Certificate of Incorporation, a copy of which is attached to this Information Statement as Exhibit A. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company's Certificate of Incorporation.

Dissenters' Rights of Appraisal.

      Under Nevada Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,

PLEASE CONTACT:

Mr. Jesse Fuller
American Capital Alliance, Inc.
1400 N. Gannon Drive, 2nd Floor
Hoffman Estates, IL  60194
(847) 310-9416

By order of the Board of Directors of
American Capital Alliance, Inc.


By: /s/ Jesse Fuller
   --------------------------------
   Name:  Jesse Fuller
   Title: Chief Executive Officer
          and President


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

Exhibit A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              PRELUDE VENTURES INC.

[SEAL]

Dean Heller                                              FILED# C14604
Secretary of State                                       NOV 19 2003

20th North [illegible] Street                           IN THE OFFICE OF
Carson City, Nevada 95701-4201                          /s/ Dean Heller
[ILLEGIBLE]                                      DEAN HELLER, SECRETARY OF STATE

[ILLEGIBLE]
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             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporation
        (Pursuant to MRS 76.385 and 76.390 - After Insurance of Stock)
                            - Remit in Duplicate -


1. Name of corporation:   PRELUDE VENTURES, INC.
                          -----------------------------------------------------

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2. The articles have been amended as follows (provide article numbers, if available):


        The name of the corporation shall be changed from Prelude ventures,
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        Inc. to American Capital Alliance, Inc.
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment Is      50%     .
                                                     ---------------

4. Official Signature (Required):


/s/ Robert S. Luce
------------------------------------             -------------------------------
Robert S. Luce, Assistant Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

[illegible]                                                         [illegible]